Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Grill Concepts, Inc. and subsidiaries (the “Company”) of our report dated April 1, 2008, relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109) included in this Annual Report (Form 10-K) for the year ended December 30, 2007.

•	Registration Statement on Form S-3 (File No. 333-145423) of Grill Concepts, Inc. for the registration of 2,920,164 shares of common stock;

•	Registration Statement on Form S-8 (File No. 333-136556) pertaining to the 2006 Equity Incentive Plan of Grill Concepts, Inc.;

•	Registration Statements on Form S-8 (File No. 333-57369) pertaining to the 1998 Comprehensive Stock Option and Award Plan of Grill Concepts, Inc.;

•	Registration Statement on Form S-8 (File No. 333-64850) pertaining to the additional shares under the 1998 Comprehensive Stock Option and Award Plan of Grill Concepts, Inc.; and

•	Registration Statement on Form S-8 (File No. 333-04181) pertaining to the 1995 Stock Option Plan of Grill Concepts, Inc.

/s/ Moss Adams LLP

Los Angeles, California
April 1, 2008